UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2011

Zhongpin Inc.
 (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33593 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province	461500
People’s Republic of China
(Address of principal executive offices)	(Zip Code)

011 86 10-8286 1788
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2011, Zhongpin Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the underwriters (the “Underwriters”). The Underwriting Agreement provides for the sale by the Company of 5,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), to the Underwriters at $13.395 per share. The price to the public is $14.10 per share. The transactions contemplated by the Underwriting Agreement are expected to close on March 22, 2011. The shares are being offered and sold pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-171093).

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1.

Item 7.01. Regulation FD Disclosure.

On March 18, 2011, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Document

1.1	Underwriting Agreement, dated March 16, 2011, between Zhongpin Inc. and Credit Suisse Securities (USA) LLC

5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 hereto)

99.1	Press Release of Zhongpin Inc. dated March 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC. (Registrant)

Dated: March 21, 2011	By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

1.1	Underwriting Agreement, dated March 16, 2011, between Zhongpin Inc. and Credit Suisse Securities (USA) LLC

5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 hereto)

99.1	Press Release of Zhongpin Inc. dated March 18, 2011